UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
TOLL BROTHERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road Horsham, PA	19044

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2011, Toll Brothers, Inc. (the “Company”) issued a press release announcing the appointment of Richard T. Hartman, currently Regional President, to the positions of Executive Vice President and Chief Operating Officer of the Company, effective January 1, 2012. Mr. Hartman, age 54, joined the Company in 1980 and served in various positions at the Company, including as Regional President since 2005.
Mr. Hartman will be succeeding Zvi Barzilay, who will be retiring from his position as President and Chief Operating Officer and stepping down from the Company’s board of directors effective December 31, 2011. In connection with his retirement, Mr. Barzilay will receive the benefits and payments to which he is entitled upon retirement in accordance with the Company’s existing benefit plans and policies, which have been previously disclosed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 1, 2011, and other customary benefits.
A copy of the Company’s press release announcing Mr. Hartman’s appointment and Mr. Barzilay’s retirement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits

99.1	Press Release dated November 15, 2011.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC. (Registrant)
By:	Joseph R. Sicree
	Name:	Joseph R. Sicree
	Title:	Senior Vice President, Chief Accounting Officer

Date: November 15, 2011